SHARE PURCHASE AGREEMENT



THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made as of the 12th day of January, 2007, by and between MoreGasTech SRL ("MGT"), Energtek Inc. ("Energtek US") and Energtek Products Ltd. ("Energtek Israel") for the purchase by Energtek Israel of all the issued and outstanding capital of Natural Gas For Israel (Gatal) Ltd. ("Gatal")

MGT, Energtek US. and Energtek Israel. being hereinafter individually or collectively referred to as the "Party" or the "Parties" as the context may require.


                               W I T N E S S E T H

WHEREAS Energtek Israel, an Israeli company, is a wholly owned subsidiary of Energtek US, a State of Nevada corporation; and

WHEREAS, Gatal, an Israeli company, is a wholly owned subsidiary of MGT, a Nevis company, which is the owner of 100 (One Hundred) ordinary shares, nominal value NIS 1 per share (the "Shares") of Gatal, which Shares constitute 100% of the issued and outstanding share capital of Gatal and which Shares are held in escrow for the benefit of MGT; and

WHEREAS, Energtek Israel wishes to purchase the Shares from MGT and MGT wishes to sell the Shares to Energtek Israel, subject to the terms and conditions set forth herein; and

WHEREAS, the Parties wish to record the understandings between them with respect to the purchase of the Shares.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.    Sale and Purchase of the Shares

At the Closing (as defined herein) MGT shall sell and transfer the Shares to Energtek Israel and Energtek Israel shall purchase the Shares from MGT. In consideration for the Shares, Energtek US shall deliver to MGT at the Closing a warrant to purchase up to 3,500,000 shares of common stock, par value US$0.001 per share of Energtek US, substantially in the form set forth in Schedule 1 - Class 2007-A Warrant Agreement (the "Warrant"). The Warrant shall be exercisable starting July 1, 2008 until December 31, 2011 and shall have a per share exercise price equal to US$0.05, all according to the terms and conditions set forth in the said Exhibit.

2.    Closing of Sale and Purchase

      2.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Confino, Luchtenstein & Co. on the date hereof, or at such other date, time or place as the parties shall mutually agree upon in writing (the "Closing Date").

      2.2. Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

            2.2.1. MGT shall deliver or cause to be delivered to Energtek Israel a resolution of the Board of Directors of MGT approving the transfer of the Shares to Energtek Israel;

            2.2.2. Energtek Israel shall deliver, or cause to be delivered, to
                   MGT a resolution of the Board of Directors of Energtek Israel approving the purchase of the Shares.

            2.2.3. Energtek US shall deliver, or cause to be delivered, to MGT:

                  (a) a resolution of the Board of Directors approving the purchase of the Shares by Energtek Israel and the issuance of the Warrant;

                  (b)   the duly executed Warrant issued in the name of MGT.

3.    Representations and Warranties of MGT

      MGT represents and warrants that the following statements are true and correct as of the date hereof:

      3.1 The registered share capital of Gatal consists of NIS 1,000,000 divided into 1,000,000 ordinary shares, nominal value NIS 1 per share, of which 100 (one hundred) ordinary shares are held by MGT. The Shares constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of Gatal. The Shares have been duly authorized and validly issued, are fully paid and non-assessable, and have been issued in compliance with all pertinent laws and other legal requirements. The shares are owned by Gatal, free and clear of all Liens (hereafter defined).

      3.2 A copy of Gatal's Articles of Association (the "Articles of Association") and Certificate of Incorporation as in effect are attached hereto as Schedule 3.2. Gatal is a company organized, validly existing and in good standing under the laws of Israel, with full corporate power and authority to conduct its business as it is now being conducted.

      3.3 All corporate action on the part of MGT and Gatal necessary for: (i) the due authorization, execution and delivery of this Agreement,
            (ii) the performance of all obligations of MGT hereunder and (iii) the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to or upon the Closing.

      3.4 To the knowledge of MGT, except as set forth in Schedule 3.4, in this Agreement and in the Articles of Association, Gatal is not a party or subject to any agreement or understanding with respect to any securities of Gatal and there are no outstanding options, warrants, convertible securities, rights (including registration rights, voting rights, conversion or preemptive rights and rights of first refusal), shareholder agreements, or agreements of any kind for the purchase or acquisition of securities from Gatal or that relate to the ownership, voting or transfer of any shares of Gatal's capital stock. Upon the consummation of the transactions contemplated in this Agreement, Energtek Israel will receive good and marketable title to the Shares, free and clear of all Liens.

      3.5 The Shares, when sold and delivered in accordance with the terms of this Agreement, will be: (i) duly and validly issued, fully paid and nonassessable, (ii) free and clear of any liens, mortgages, claims, charges, security interests, restrictions or encumbrances of any kind ("Liens"), and (iii) not subject to any rights of first refusal, preemptive or other third party rights existing prior to the issuance thereof, except as provided under this Agreement.

      3.6 To the knowledge of MGT, there are no liabilities, encumbrances or obligations of any third party including of MGT to Gatal's assets whether accrued, absolute or contingent that are not in Gatal's ordinary course of business except as set forth in Schedule 3.6 attached hereto.

      3.7 To the knowledge of MGT, there is no action, suit, claim or proceeding pending, currently threatened, against Gatal, and MGT is not aware of any event or circumstance that may form a basis for any such action, suit, claim, or proceeding that might, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, business, prospects or results of operations of Gatal or could reasonably be expected to have a material adverse effect on such condition, properties, assets, liabilities, rights, business, prospects or results of operations (a "Material Adverse Effect").

      3.8 Gatal is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government authority that might, either individually or in the aggregate, have a Material Adverse Effect on Gatal.

      3.9 There is no action, suit, claim or proceeding by Gatal that is currently pending or that Gatal intends to initiate.

      3.10 There is no action, suit, claim or proceeding pending or, to the knowledge of MGT, threatened, that questions the validity of this Agreement or the right of MGT to enter into this Agreement, or to consummate the transactions contemplated hereby.

      3.11 To the knowledge of MGT, except as set forth in Schedule 3.11, no shareholder, officer, or director of the MGT (collectively, an "Affiliate"), is indebted to Gatal, nor is Gatal indebted to any such Affiliate. Except as set forth in Schedule 3.11, to MGT's knowledge, no Affiliate of Gatal (i) has any direct or indirect interest in any contract to which Gatal is a party or by which it or its properties may be bound or affected (ii) has any direct or indirect interest in any entity which transacts business with Gatal,
            (iii) has a direct or indirect interest in any property, asset or right which is used by Gatal in the conduct of its business.

      3.12  Financial Statements

            3.12.1 Schedule 3.12 attached hereto sets forth a true,  correct and complete copy of the financial statements of Gatal as of, and for the period ended, 31 December 2006 (the "Financial Statements").

            3.12.2 The  Financial  Statements  have been  prepared in accordance with United States generally accepted accounting principles, consistently applied, and fairly present the true and correct financial position and results of operations of Gatal as of the dates and for periods set forth therein, and were prepared in accordance with Gatal's books and records, which have been maintained in a manner consistent with historical practice.

            3.12.3 Since  the  date  of  the  Financial  Statements,  Gatal  has conducted its business in a consistent manner without any material change in accounting or credit principles, policies or procedures. Except as set forth on Schedule 3.12.3, since the date of the Financial Statements, there has been no material adverse change in the assets, liabilities or obligations (of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature) or financial condition of Gatal from that reflected on the Financial Statements other than those changes occurring in the ordinary course of business subsequent to such date, which, individually or in the aggregate, are not material to the business, properties, prospects, operations, results of operations or condition (financial or otherwise) of Gatal.

      3.13 Schedule 3.13 lists all material contracts, agreements and obligations, oral or written, to which Gatal is party to or by which its property is bound (each a "Contract" and collectively the "Contracts"). Gatal is not in breach of any of its Contracts which would adversely affect or in the future is reasonably likely to adversely affect the business, condition (financial or otherwise), affairs, operations or assets of Gatal.

      3.14 No consent, approval, order, license, permit, action by, or authorization of or from, or filing with, any person or entity or any governmental authority or agency on the part of Gatal is required that has not been, or will not have been, obtained by Gatal prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

      3.15 MGT is aware that Energtek US is not granting any representation in respect with the Warrant except as set forth specifically in the Warrant, as attached hereto as Schedule 1..

      3.16 MGT understands that the representations, warranties, covenants and acknowledgments set forth in this Section 3 constitute a material inducement to Energtek US and Energtek Israel to enter into this Agreement.

      3.17 No representation, warranty or other statement made by the Seller in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. The Seller does not have knowledge of any fact that has specific application to Gatal (other than general economic or industry conditions) or the Shares and that may materially adversely affect Gatal or the Shares or the assets, business, prospects, financial condition or results of operations of Gatal that has not been set forth in this Agreement. No event, condition, or other matter, or any series of events, conditions or other matters, currently exists that, individually or in the aggregate, adversely affects the Shares or Gatal's assets, business, prospects, financial condition or results of its operations that has not been specifically disclosed to Purchaser in this Agreement.

4.    Representations and Warranties of Energtek US

Energtek US represents and warrants that the following statements are true and correct as of the date hereof:

      4.1 Energtek US has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by Energtek US and is a valid and binding obligation of Energtek US enforceable in accordance with its terms.

      4.2 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or Bylaws of Energtek US or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any debt or obligation of Energtek US or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      4.3   The Warrant will be duly authorized and validly issued upon Closing.

5.    Representations and Warranties of the Energtek Israel

      Energtek Israel represents and warrants that the following statements are true and correct as of the date hereof:

      5.1   The Shares are purchased "as is" with no  representation or warranty
            regarding  the  Shares  and/or  regarding   Gatal,   other  than  as
            specifically set forth herein.

      5.2 Energtek Israel has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by Energtek Israel and is a valid and binding obligation of Energtek Israel enforceable in accordance with its terms.

      5.3 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Association of Energtek Israel or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any debt or obligation of Energtek Israel or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      5.4 Energtek Israel has received and reviewed all the information that Seller has provided and all the material information that Energtek Israel has requested. Energtek Israel has had an opportunity to ask questions and receive answers regarding the Shares and to the extent requested, received satisfactory answers from MGT.

6.    Miscellaneous

      6.1   Survival   of    Representations,    Warranties    and    Covenants;
            Indemnification.

            6.1.1 The  representations,  warranties and covenants of the Parties contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement.

            6.1.2 MGT hereby agrees to indemnify  and hold harmless  Energtek US and/or Energtek Israel, as applicable, their officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of a material breach of any representation, warranty or covenant provided by MGT hereunder, or any undisclosed liability arising out of the operation of Gatal or its business or assets prior to the date of the Closing.

            6.1.3 Energtek US and Energtek Israel hereby agrees to indemnify and hold harmless MGT and its officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of a material breach of any representation, warranty or covenant provided by the Energtek US and Energtek Israel hereunder.

      6.2 Further Actions. Each of the Parties hereto shall, from time to time after the Closing, upon the request of the other Party hereto, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other Party to further effectuate the intents and purposes of this Agreement.

      6.3 Expenses. All legal, accounting and other costs and fees incurred by any Party hereto in connection with the transaction contemplated by this Agreement shall be borne and paid by the party incurring same.

      6.4 Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

      6.5 Entire Agreement; Amendment and Waiver. This Agreement, together with its Exhibits and Schedules, set forth the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, among the Parties hereto or their representatives. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the Parties hereto.

      6.6 Notices. All notices or other communications required or permitted hereunder are to be given in writing, and shall be given in person, by registered mail (registered air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission or email (provided that written confirmation of receipt is provided), addressed to each Party in accordance with this provision:

            if to MGT:             MoreGasTech SRL
                                   1 Place de la Gare
                                   59230 Rosult -
                                   FRANCE
                                   Fax: +33-3-5935 0084


            if to Energtek US:     Energtek Inc.
                                   26 East Hawthorne Avenue,
                                   Valley Stream, New York 11580
                                   United States of America
                                   Fax: +1 (516) 887-8250



            if to Energtek Israel: Energtek Products Ltd.
                                   1 Azrieli Center
                                   Round Tower, 38 Floor
                                   Tel Aviv, 67021, Israel
                                   Fax: 972-3-7188701

            or such other address with respect to a Party as such party shall notify the other Party in writing as above provided. Any notice sent in accordance with this Section shall be effective (i) if mailed, five (5) business days after mailing; (ii) if sent by messenger, upon delivery, and (iii) if sent by facsimile or email, upon transmission or if transmitted and received on a non-business day, on the first business day following transmission.

      6.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

      6.8 Severability. If any provision of this Agreement is held by a competent court to be invalid or unenforceable under applicable law, then such a provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such an event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

      6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

      6.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel without regard to principles of conflict of law, and each party hereby irrevocably submits to the exclusive jurisdiction of the courts in the City of Tel-Aviv, for the adjudication of any dispute hereunder or in connection herewith.



IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the date first hereinabove set forth.



---------------------------                  ---------------------------               --------------------------
MoreGasTech SRL                              Energtek Inc.                             Energtek Products Ltd.

By: _______________                          By: _______________                       By: _______________

Title: ______________                        Title: ______________                     Title: ______________





                                      * * *

                                   Schedule 1.
                         Class 2007-A Warrant Agreement

(enclose here)
                                  Schedule 3.2
                       Natural Gas for Israel (Gatal) Ltd.
                             Articles of Association
(enclose here)

                                  Schedule 3.4


Gatal Ltd. has resolved to reserve for issuance under an ESOP Plan, which shall be adopted by its Board of Directors, 10 ordinary shares, representing 10% of the issued and outstanding share capital of Gatal Ltd.

                                  Schedule 3.6


None
                                  Schedule 3.11

See Schedule 3.12

                                  Schedule 3.12
                          Financial Statements of Gatal

(Copy of the unaudited reports of Gatal to 31.Dec.2006, with specification of debtors and Creditors)


                                 Schedule 3.12.3

None

                                  Schedule 3.13

1. Verbal agreement with Sidney Peretz for serving as CEO of Gatal.
2. Verbal agreement with Moody Sandberg for serving as Director and Chairman of the Board of Gatal

The agreements as reported to the Energtek Israel.